FOR IMMEDIATE RELEASE                                     Contact: Kent A. McKee
Memphis, TN--February 5, 2008                                     (901) 753-3208


                        MUELLER INDUSTRIES, INC. REPORTS
                     FOURTH QUARTER AND FISCAL 2007 EARNINGS

         Harvey L. Karp, Chairman of Mueller Industries, Inc. (NYSE: MLI), announced today that Mueller's net income for the fiscal year ended December 29, 2007 was $115.5 million, or $3.10 per diluted share, which compares with $148.9 million, or $4.00 per diluted share, for 2006. Net sales for 2007 were $2.70 billion compared with $2.51 billion in 2006.

         For the fourth quarter of 2007, the Company's net income was $28.8 million, or 78 cents per diluted share, on net sales of $621.7 million. This compares with net income of $5.2 million, or 14 cents per diluted share, on net sales of $544.2 million for the fourth quarter of 2006.


Financial and Operating Highlights

         Mr. Karp said:

         o "The increase in net sales is primarily due to the acquisition of Extruded Metals, Inc. as well as the higher average cost of copper, the Company's principal raw material, which is generally passed through to customers by changes in selling prices. The COMEX average price of copper was $3.25 per pound in the fourth quarter of 2007.

         o "During the fourth quarter of 2007, the Company recognized LIFO income of $10.0 million (or 17 cents per diluted share after tax) resulting from a decrease in inventory quantities accounted for under the LIFO method. The fourth quarter of 2006 included a pre-tax charge of approximately $14.2 million (or 26 cents per diluted share after tax) due to a write-down of inventories to the lower of cost or market.

         o  "Our return on average equity was 17.8 percent for 2007.

         o "Our current ratio remains strong at 2.8 to 1 and our working capital is $605.3 million, of which over $300 million is cash on hand.

         o "Cash provided by operating activities was $185.8 million in 2007 compared with $64.5 million during 2006.

         o "As of year end, our financial leverage was modest with a debt to total capitalization ratio of 33.3 percent.

         o "Total stockholders' equity was $710.5 million which equates to a book value per share of $19.16 of which $8.32 per share is in cash.

         o "For the full year, our Plumbing & Refrigeration segment posted operating earnings of $178.4 million on net sales of $1.57 billion which compares with operating earnings of $197.4 million on net sales of $1.72 billion in 2006. Operating earnings includes LIFO income of $10.0 million in 2007. Also, in the fourth quarter of 2007, we wrote down the goodwill carrying value of our Mexican operations by $2.8 million due to an impairment charge.

         o "Our OEM segment posted operating earnings of $38.2 million during the year on net sales of $1.14 billion, which compares with operating earnings of $44.8 million on net sales of $835.3 million for 2006.

         o "Capital expenditures during 2007 totaled $29.9 million; cash flow to fund capital expenditures in 2008 are expected to be less than depreciation.

         o "After year end, we acquired approximately $25.5 million of our outstanding 6% Subordinated Debentures at approximately 90 percent of face value. Accordingly, these were reclassified to the current portion of long-term debt on our balance sheet."


Business Outlook for 2008

         Regarding the outlook for 2008, Mr. Karp said, "Despite the challenges presented by the decline in the housing market, and the volatility in the prices of copper and energy, Mueller had its two best years ever in 2006 and 2007.

         "The year 2008 will also be challenging as the national economy is slowing down and the housing market continues to contract. However, the U.S. economy has proven itself to be remarkably resilient, and we believe that later this year the housing market will bottom out and then gradually start to improve.

         "Also, we anticipate that our non-residential businesses, which constitute a significant portion of our total, will have another good year in 2008.

         "Mueller is well positioned to take advantage of opportunities in our marketplace. On average, we have made one or more acquisitions per year over the past decade. We will continue our quest to acquire sound companies which are compatible with our core businesses."


         Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products. Mueller's operations are located throughout the United States and in Canada, Mexico, Great Britain, and China. Mueller's business is importantly linked to: (1) the construction of new homes; (2) the improvement and reconditioning of existing homes and structures; and (3) the commercial construction market which includes, office buildings, factories, hotels, hospitals, etc.


                              +++++++++++++++++++++

         Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings. The words "outlook," "estimate," "project," "intend," "expect," "believe," "target," and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

                            MUELLER INDUSTRIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)


                                                          For the Quarter Ended                         For the Year Ended
                                                 --------------------------------------      --------------------------------------
                                                   December 29,          December 30,          December 29,          December 30,
                                                       2007                  2006                  2007                  2006
                                                 ----------------      ----------------      ----------------      ----------------
                                                               (Unaudited)                                 (Unaudited)

Net sales                                        $        621,734      $        544,212      $      2,697,845      $      2,510,912
Cost of goods sold                                        523,381               486,383             2,324,924             2,109,436
                                                 ----------------      ----------------      ----------------      ----------------

Gross profit                                               98,353                57,829               372,921               401,476

Depreciation and amortization                              10,299                10,586                44,153                41,619
Selling, general, and administrative expense               33,140                31,537               143,284               140,972
Copper litigation settlement                                  (28)                 --                  (8,893)                 --
Impairment charge                                           2,756                  --                   2,756                  --
                                                 ----------------      ----------------      ----------------      ----------------

Operating income                                           52,186                15,706               191,621               218,885

Interest expense                                           (5,504)               (5,316)              (22,071)              (20,477)
Other income, net                                           2,793                 1,773                13,731                 5,171
                                                 ----------------      ----------------      ----------------      ----------------

Income before income taxes                                 49,475                12,163               183,281               203,579
Income tax expense                                        (20,635)               (6,988)              (67,806)              (54,710)
                                                 ----------------      ----------------      ----------------      ----------------

Net income                                       $         28,840      $          5,175      $        115,475      $        148,869
                                                 ================      ================      ================      ================

Weighted average shares
     for basic earnings per share                          37,079                37,016                37,060                36,983
Effect of dilutive stock options                               95                   220                   163                   263
                                                 ----------------      ----------------      ----------------      ----------------

Adjusted weighted average shares
     for diluted earnings per share                        37,174                37,236                37,223                37,246
                                                 ----------------      ----------------      ----------------      ----------------


Basic earnings per share                         $           0.78      $           0.14      $           3.12      $           4.03
                                                 ================      ================      ================      ================


Diluted earnings per share                       $           0.78      $           0.14      $           3.10      $           4.00
                                                 ================      ================      ================      ================

Summary Segment Data:
Net sales:
Plumbing & Refrigeration segment                 $        349,228      $        352,253      $      1,572,565      $      1,716,613
OEM segment                                               276,249               206,867             1,144,302               835,339
Elimination of intersegment sales                          (3,743)              (14,908)              (19,022)              (41,040)
                                                 ----------------      ----------------      ----------------      ----------------

Net sales                                        $        621,734      $        544,212      $      2,697,845      $      2,510,912
                                                 ================      ================      ================      ================

Operating income:
Plumbing & Refrigeration segment                 $         47,507      $         18,018      $        178,367      $        197,402
OEM segment                                                 9,113                 2,438                38,215                44,764
Unallocated expenses                                       (4,434)               (4,750)              (24,961)              (23,281)
                                                 ----------------      ----------------      ----------------      ----------------

Operating income                                 $         52,186      $         15,706      $        191,621      $        218,885
                                                 ================      ================      ================      ================

                            MUELLER INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                               December 29,     December 30,
                                                   2007             2006
                                             ---------------    ---------------
                                                        (Unaudited)

ASSETS
Cash and cash equivalents                    $       308,618    $       200,471
Accounts receivable, net                             323,003            281,679
Inventories                                          269,032            258,647
Other current assets                                  39,694             35,397
                                             ---------------    ---------------
    Total current assets                             940,347            776,194

Property, plant, and equipment, net                  308,383            315,064
Other assets                                         200,474            177,649
                                             ---------------    ---------------

                                             $     1,449,204    $     1,268,907
                                             ===============    ===============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt            $        72,743    $        35,998
Accounts payable                                     140,497             96,095
Other current liabilities                            121,813            123,426
                                             ---------------    ---------------
    Total current liabilities                        335,053            255,519

Long-term debt                                       281,738            308,154
Pension and postretirement liabilities                36,071             36,599
Environmental reserves                                 8,897              8,907
Deferred income taxes                                 52,156             46,408
Other noncurrent liabilities                           2,029              2,206
                                             ---------------    ---------------

    Total liabilities                                715,944            657,793

Minority interest in subsidiaries                     22,765             22,300

Stockholders' equity                                 710,495            588,814
                                             ---------------    ---------------

                                             $     1,449,204    $     1,268,907
                                             ===============    ===============

                            MUELLER INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                      For the Year Ended
                                                                             --------------------------------------
                                                                               December 29,           December 30,
                                                                                  2007                    2006
                                                                             ---------------        ---------------
                                                                                           (Unaudited)
Operating activities:
Net income                                                                   $       115,475        $       148,869
Reconciliation of net income to net cash provided by
     operating activities:
        Depreciation and amortization                                                 44,477                 41,855
        Deferred income taxes                                                          3,094                (19,339)
        Stock-based compensation expense                                               2,737                  2,789
        (Gain) loss on disposal of properties                                         (2,468)                 2,620
        Minority interest in subsidiaries, net of dividends received                    (781)                 2,610
        Gain on sale of equity investment                                               --                   (1,876)
        Income tax benefit from exercise of stock options                                (73)                (1,065)
        Equity in income of unconsolidated subsidiary                                   --                     (964)
        Gain on early retirement of debt                                                --                      (97)
        Impairment charge                                                              2,756                   --
        Changes in assets and liabilities, net of businesses acquired:
           Receivables                                                                (8,114)               (14,350)
           Inventories                                                                20,411                (56,786)
           Other assets                                                               (4,120)                 1,449
           Current liabilities                                                        12,704                (41,357)
           Other liabilities                                                           1,809                 (2,578)
           Other, net                                                                 (2,063)                 2,759
                                                                             ---------------        ---------------

Net cash provided by operating activities                                            185,844                 64,539
                                                                             ---------------        ---------------

Investing activities:
Capital expenditures                                                                 (29,870)               (41,206)
Proceeds from sales of properties and equity investment                                3,809                 23,528
Businesses acquired, net of cash received                                            (32,243)                 3,632
Net deposits into restricted cash balances                                            (4,194)                  --
                                                                             ---------------        ---------------

Net cash used in investing activities                                                (62,498)               (14,046)
                                                                             ---------------        ---------------

Financing activities:
Proceeds from issuance of long-term debt                                              16,635                 28,759
Dividends paid                                                                       (14,825)               (14,775)
Issuance of shares under incentive stock option plans from
     treasury                                                                          1,124                  7,701
Repayments of long-term debt                                                         (18,765)                (2,059)
Acquisition of treasury stock                                                            (54)                (1,092)
Income tax benefit from exercise of stock options                                         73                  1,065
                                                                             ---------------        ---------------

Net cash (used in) provided by financing activities                                  (15,812)                19,599
                                                                             ---------------        ---------------

Effect of exchange rate changes on cash                                                  613                    694
                                                                             ---------------        ---------------

Increase in cash and cash equivalents                                                108,147                 70,786
Cash and cash equivalents at the beginning of the year                               200,471                129,685
                                                                             ---------------        ---------------

Cash and cash equivalents at the end of the year                             $       308,618        $       200,471
                                                                             ===============        ===============